                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:


[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12



                        SYBRON INTERNATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

          _________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11
     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                                                                PRELIMINARY COPY

                        SYBRON INTERNATIONAL CORPORATION
                           411 EAST WISCONSIN AVENUE
                                   24TH FLOOR
                           MILWAUKEE, WISCONSIN 53202
                                 (414) 274-6600

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 30, 1998

                             ---------------------
     Notice is hereby given that the Annual Meeting of Shareholders of Sybron International Corporation, a Wisconsin corporation (the "Company"), will be held on Friday, January 30, 1998, at 10:00 a.m., Pacific Standard Time, at the Ritz-Carlton Hotel, 68-900 Frank Sinatra Drive, Rancho Mirage, California, for the following purposes:

          1. To elect three directors to serve as Class III directors until the 2001 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

          2. To consider and vote upon a proposal to amend the Sybron International Corporation Amended and Restated 1993 Long-Term Incentive Plan (a copy of the restated plan, as so amended, is attached as Exhibit A to the accompanying Proxy Statement);

          3. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on December 1, 1997, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of such shareholders will be maintained and available for inspection by shareholders of the Company during ordinary business hours at the Company's offices, 411 East Wisconsin Avenue, 24th Floor, Milwaukee, Wisconsin 53202, prior to the meeting and will also be available for inspection by shareholders of the Company at the meeting.

     We hope you will assure that your shares will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

                                            By Order of the Board of Directors,

                                            harris sig
                                            R. JEFFREY HARRIS
                                            Secretary
Milwaukee, Wisconsin
December 30, 1997

                                                                PRELIMINARY COPY

                        SYBRON INTERNATIONAL CORPORATION
                           411 EAST WISCONSIN AVENUE
                                   24TH FLOOR
                           MILWAUKEE, WISCONSIN 53202
                                 (414) 274-6600

                             ---------------------

                                PROXY STATEMENT
                               DECEMBER 30, 1997

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 30, 1998

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Sybron International Corporation, a Wisconsin corporation (the "Company"), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., Pacific Standard Time, on Friday, January 30, 1998, at the Ritz-Carlton Hotel, 68-900 Frank Sinatra Drive, Rancho Mirage, California, and at any and all adjournments thereof. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about December 30, 1997.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, delivering written notice of the revocation of the proxy to the Corporate Secretary prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified on a duly executed and returned proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR the election of the directors nominated by the Board of Directors, FOR approval of the amendments to the Sybron International Corporation Amended and Restated 1993 Long-Term Incentive Plan, FOR approval of the amendment to the Company's Articles of Incorporation and in accordance with the discretion of the named attorneys-in-fact and agents on any other matters properly brought before the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, in person, or by telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. The Company has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies, including the soliciting of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for a fee not anticipated to exceed $6,000 plus expenses. Your cooperation in promptly signing and returning the enclosed proxy will help to avoid additional expense.

     At December 1, 1997, the Company had outstanding 48,175,503 shares of Common Stock, and there were no outstanding shares of any other class of stock. Only shareholders of record at the close of business on December 1, 1997, will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the record date entitles the holder thereof to one vote on each matter to be voted upon by shareholders at the Annual Meeting.

     A majority of the votes entitled to be cast by shares entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence or absence of a quorum, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld from the broker ("broker non-votes") absent voting instructions from the beneficial owner under the rules of the New York Stock Exchange. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots. The voting requirements and procedures described below are based upon provisions of the Wisconsin Business Corporation Law, the Company's charter documents and any other requirements applicable to the matters to be voted upon.

     Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

     If a quorum exists, the affirmative vote of a majority of the votes cast thereon will be required for approval of the amendments to the Sybron International Corporation Amended and Restated 1993 Long-Term Incentive Plan provided the total vote cast on the amendments represents over 50% of the shares entitled to vote on such proposal. Because abstentions and broker non-votes are not considered votes cast, neither will have an effect on the vote so long as enough votes are cast to satisfy the 50% requirement set forth above. Similarly, if a quorum exists, the affirmative vote of a majority of the votes cast thereon will be required for approval of the amendment to the Company's Articles of Incorporation. Since abstentions and broker non-votes are not considered votes cast, neither will have any effect on the voting for this proposal.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock as of December 1, 1997, by persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, by nominees for director and directors of the Company, by the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

                                                                    COMMON STOCK
                                                            ----------------------------
                     NAME AND ADDRESS                        NUMBER OF          PERCENT
                       OF OWNER(A)                          SHARES OWNED        OF CLASS
                     ----------------                       ------------        --------
A I M Management Group Inc.(b)............................   4,804,100            10.0%
11 Greenway Plaza, Suite 1919
Houston, Texas 77046
Denver Investment Advisors LLC(c).........................   2,546,790             5.3%
1225 17th Street, 26th Floor
Denver, Colorado 80202
Harris Associates L.P.(d).................................   3,334,085             6.9%

                                                                    COMMON STOCK
                                                            ----------------------------
                     NAME AND ADDRESS                        NUMBER OF          PERCENT
                       OF OWNER(A)                          SHARES OWNED        OF CLASS
                     ----------------                       ------------        --------
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602-3790
Don H. Davis, Jr.(e)......................................      28,040               *
Christopher L. Doerr......................................       1,100               *
Robert B. Haas(e).........................................   1,602,754             3.3%
Thomas O. Hicks(e)........................................   1,420,080             2.9%
William U. Parfet.........................................       1,000               *
Joe L. Roby(e)............................................     106,808               *
Richard W. Vieser(e)......................................      75,442               *
Kenneth F. Yontz(f).......................................   1,078,624             2.2%
Dennis Brown(g)...........................................     355,101               *
David T. Della Penta(h)...................................     274,410               *
R. Jeffrey Harris(i)......................................     376,800               *
Frank H. Jellinek, Jr.(j).................................     131,374               *
Floyd W. Pickrell, Jr.(k).................................     220,076               *
All directors and executive officers as a group (14
  persons)(l).............................................   5,841,942            11.8%

---------------
 *  Represents less than 1% of the class.

(a) Except as otherwise indicated, each person has the sole power to vote and dispose of all shares listed opposite his or its name.

(b) A I M Management Group Inc., reporting on behalf of itself and its wholly owned subsidiaries, A I M Advisors, Inc. and A I M Capital Management, Inc., has indicated shared voting power and shared investment power with respect to all of the shares of Common Stock reported.

(c) Denver Investment Advisors LLC has indicated sole voting power with respect to 1,671,400 of the shares, no voting power with respect to 875,390 of the shares, sole investment power with respect to 2,543,400 of the shares and shared investment power with respect to 3,390 of the shares of Common Stock reported.

(d) Harris Associates L.P., reporting on behalf of itself and its general partner, Harris Associates, Inc., has indicated shared voting power with respect to all of the shares, shared investment power with respect to 1,582,900 of the shares and sole investment power with respect to 1,751,185 of the shares of Common Stock reported.

(e) Includes, for each of Messrs. Davis, Haas, Hicks, Roby and Vieser, 24,000 shares of Common Stock issuable upon the exercise of stock options granted to each of them pursuant to the Company's Amended and Restated 1994 Outside Directors' Stock Option Plan. With respect to Mr. Davis, includes 840 shares as to which he shares voting and investment power. With respect to Mr. Hicks, includes 54,848 shares as to which he shares voting and investment power, beneficial ownership of which Mr. Hicks disclaims.

(f) Mr. Yontz has shared voting power with respect to 29,900 of the shares of Common Stock reported and shared investment power with respect to 30,360 of the shares of Common Stock reported. Includes 185,908 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Yontz.

(g) Mr. Brown has shared investment power with respect to 330 of the shares of Common Stock reported. Includes 354,771 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Brown.

(h) Mr. Della Penta has shared investment power with respect to 538 of the shares of Common Stock reported. Includes 239,211 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Della Penta.

(i) Mr. Harris has shared investment power with respect to 507 of the shares of Common Stock reported. Includes 162,599 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Harris.

(j) Mr. Jellinek has shared investment power with respect to 370 of the shares of Common Stock reported. Includes 45,808 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Jellinek.

(k) Mr. Pickrell has shared investment power with respect to 530 of the shares of Common Stock reported. Includes 59,544 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Pickrell.

(l) Includes (i) 1,270,125 shares of Common Stock issuable upon the exercise of outstanding stock options held by the directors and executive officers as a group, (ii) 153,088 shares as to which there is shared voting power, and
    (iii) 156,272 shares as to which there is shared investment power.

     The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this Proxy Statement; accordingly, it includes shares of Common Stock that are issuable upon the exercise of stock options exercisable within 60 days of December 1, 1997. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of three directors to serve as Class III directors until the 2001 annual meeting of shareholders and until their respective successors are duly elected and qualified. The election shall be determined by a plurality vote duly cast. It is intended that the persons named in the proxy card will vote FOR the election of the three nominees listed below, unless instructions to the contrary are given therein. The three nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any of the nominees, it is intended that the proxies will vote FOR such substitute nominees as the Board of Directors may designate.

     The following table sets forth the principal occupations (for at least the last five years) and directorships of the three nominees in Class III and of the five directors whose terms of office will continue after the Annual Meeting.

                                                                                          DIRECTOR OF
                                            PRINCIPAL OCCUPATION                            COMPANY
        NAME(1)                              AND DIRECTORSHIPS                      AGE      SINCE
        -------                             --------------------                    ---   -----------
Nominees for election as Class III Directors, whose terms will expire in 2001:
Kenneth F. Yontz          President and Chief Executive Officer of the Company      53       1987
                            since October 14, 1987; Chairman of the Board since
                            December 3, 1987; President and Chief Executive
                            Officer of the company formerly known as Sybron
                            Corporation and acquired by the Company in 1987 (the
                            "Acquired Company") from February 27, 1986 until
                            September 30, 1992; director of the Acquired Company
                            from February 27, 1986 to March 31, 1988; previously
                            Group Vice President and Executive Vice President of
                            the Allen-Bradley Company; Director of Berg
                            Electronics, Inc.; Playtex Products, Inc. and
                            Viasystems Group Inc.

                                                                                          DIRECTOR OF
                                            PRINCIPAL OCCUPATION                            COMPANY
        NAME(1)                              AND DIRECTORSHIPS                      AGE      SINCE
        -------                             --------------------                    ---   -----------
Joe L. Roby               Chief Operating Officer of Donaldson, Lufkin & Jenrette,  58       1989
                            Inc. ("DLJ") (an investment banking firm) since
                            November 1995, and President of DLJ since February
                            1996; Chairman of the Investment Banking Group of
                            Donaldson, Lufkin & Jenrette Securities Corporation
                            ("DLJSC") (a subsidiary of DLJ) from 1989 to November
                            1995; Managing Director of DLJSC from 1984 to November
                            1995. Director of DLJ and Advanced Micro Devices, Inc.
William U. Parfet         Co-Chairman of MPI Research (a pre-clinical toxicology    51       1997(2)
                            research laboratory) since October 1995; President and
                            Chief Executive Officer of Richard-Allan Medical
                            Industries, Inc. from October 1993 to January 1996;
                            Vice Chairman of the Board and President of The Upjohn
                            Company, 1991 to 1993. Director of The Upjohn Company,
                            CMS Energy Corporation, Pharmacia & Upjohn, Inc.,
                            Bissell, Inc., Flint Ink, Stryker Corporation and MPI
                            Research.
Class I Directors, whose terms will expire in 1999:
Don H. Davis, Jr.         President and Chief Executive Officer of Rockwell         58       1992
                            International Corporation (developer of advanced
                            manufacturing technology and communications equipment)
                            since September 1997; President and Chief Operating
                            Officer of Rockwell International Corporation, January
                            1995 to September 1997; Executive Vice President and
                            Chief Operating Officer of Rockwell International
                            Corporation, 1994 to 1995; Senior Vice President and
                            President, Automation, Rockwell International
                            Corporation, 1993 to 1994; President of Allen-Bradley
                            Company (manufacturer of industrial automation control
                            and information systems and a wholly owned subsidiary
                            of Rockwell International Corporation) from 1989 to
                            1994. Director of Rockwell International Corporation
                            and INGRAM MICRO INC.
Richard W. Vieser         Served as President and Chief Operating Officer of        70       1992
                            McGraw-Edison Company from April 1984 through June
                            1985; Chairman and Chief Executive Officer of FL
                            Industries, Inc. (a diversified manufacturing company)
                            from June 1985 to December 1989; Chairman and Chief
                            Executive Officer of FL Aerospace (also a diversified
                            manufacturing company; formerly known as Midland-Ross
                            Corporation) from September 1986 to December 1989; and
                            Chairman, President and Chief Executive Officer of
                            Lear Siegler, Inc. (a diversified manufacturing
                            company) from March 1987 to December 1989. Director of
                            Berg Electronics, Inc., Ceridian Corporation (formerly
                            Control Data Corporation), Dresser Industries, Inc.,
                            Global Industrial Technologies, Inc. (formerly
                            INDRESCO Inc.), Varian Associates, Inc. and
                            International Wire Group, Inc.

                                                                                          DIRECTOR OF
                                            PRINCIPAL OCCUPATION                            COMPANY
        NAME(1)                              AND DIRECTORSHIPS                      AGE      SINCE
        -------                             --------------------                    ---   -----------
Christopher L. Doerr      President and Co-Chief Executive Officer of LEESON        48       1997(2)
                            Electric Corporation (manufacturer of custom and
                            standard industrial purpose electric motors). Director
                            of KMC Manufacturing Co., Inc.
Class II Directors, whose terms will expire in 2000:
Thomas O. Hicks           Actively involved in private investments since 1970,      51       1987
                            specializing in leveraged buyouts; currently serves as
                            Chairman of the Board and Chief Executive Officer of
                            Hick, Muse, Tate & Furst Incorporated (an investment
                            firm specializing in strategic investments and
                            leveraged acquisitions). Director of Chancellor Media
                            Corporation, Berg Electronics, Inc., DAC Vision, Inc.,
                            Olympus Real Estate Corporation, Capstar Broadcasting
                            Corporation, CCI Holdings, International Home Foods
                            and CorpGroup, Inc.
Robert B. Haas            Actively involved in private investments since 1978,      50       1987
                            specializing in leveraged buyouts and venture capital
                            investments; currently serves as Chairman of the Board
                            and Chief Executive Officer of Haas Wheat & Partners
                            Incorporated (private investment firm specializing in
                            leveraged acquisitions). Director of Specialty Foods
                            Corporation, Playtex Products, Inc., Smarte Carte
                            Corporation and Walls Holding Company.

---------------
(1) See "Committees and Meetings of the Board of Directors" for memberships on Board committees.

(2) Mr. Parfet and Mr. Doerr were elected as directors by the Board of Directors since the 1997 Annual Meeting to fill vacancies created by the increase of the number of directors constituting the Board of Directors from six to eight.

SHAREHOLDERS AGREEMENT

     Effective on May 14, 1992, the Company entered into a Shareholders Agreement with Hicks & Haas Incorporated, H&H/Sybron Partners, L.P. (the general partner of which is Hicks & Haas Incorporated), DLJ Capital Corporation (an affiliate of DLJSC and former beneficial owner of more than 5% of the outstanding shares of Company Common Stock), Messrs. Hicks and Haas, and certain of the executive officers of the Company (including the Presidents of certain operating subsidiaries). The Shareholders Agreement grants certain demand and piggyback registration rights to the shareholder parties thereto with respect to certain shares of Common Stock owned by such parties.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company has the following standing committees of the Board of Directors, whose present members are as identified below. There is no standing nominating committee.

     Messrs. Vieser, Roby, Haas and Parfet currently serve as members of the Audit Committee. Prior to Mr. Parfet's election as a director and member of the Audit Committee during fiscal 1997, Mr. Davis served as a member of such committee. During the fiscal year ended September 30, 1997, this committee met twice. The Audit Committee is responsible for supervising the work of the Company's independent auditors and reporting to the Board of Directors thereon.

     Messrs. Haas, Hicks, Davis and Vieser serve as members of the Compensation/Stock Option Committee. During the fiscal year ended September 30, 1997, this committee met four times. The Compensa-tion/Stock Option Committee is responsible for making recommendations to the Board of Directors concerning compensation of the Company's employees, officers and directors, and is authorized to determine the compensation of executive officers of the Company. The Compensation/Stock Option Committee is authorized to administer the various incentive plans of the Company and has all of the powers attendant thereto, including the power to grant employee stock options.

     During the fiscal year ended September 30, 1997, the Board of Directors met six times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which he served except Mr. Davis.

SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any shareholder of record who shall be entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     A shareholder desiring to nominate a person or persons for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (a) the name and address of the shareholder who intends to make the nomination(s) and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record or a beneficial holder of stock of the Company entitled to vote at the meeting (including the number of shares the shareholder owns and the length of time the shares have been held) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all relationships, arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the written consent of each nominee to serve as a director of the Company if so elected, with such written consent attached thereto. The Bylaws require similar notice with respect to shareholder proposals for other actions to be taken at a meeting of shareholders. See "Shareholder Proposals" below.

     To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (any time from November 1, 1998 to and including November 30, 1998, with respect to the 1999 annual meeting) or (ii) in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date and in the case of a special meeting, notice must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or on which public disclosure of the meeting date was made.

DIRECTORS' COMPENSATION

     Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, during fiscal 1998 each director of the Company who is not also an officer or employee of the Company (an "Outside Director") will receive an annual retainer of $18,000, and a fee of $1,000 for each meeting of the Board of Directors at which such director is present. Each Outside Director who is a member of a committee of the Board of Directors will also receive a fee of $750 for each meeting of such committee at which such director is present. For fiscal 1997, those fees were also $18,000, $1,000 and $750, respectively. In addition, each person serving as an Outside Director is entitled to receive an option each year to purchase 6,000 shares of Company Common Stock pursuant to the terms of the Sybron International Corporation Amended and Restated 1994 Outside Directors' Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant. During fiscal 1997, two directors, Messrs. Roby and

Vieser, received $998 and $5,216, respectively, in compensation in the form of personal use of the Company aircraft when their spouses accompanied them on Company-related business trips.

     On June 8, 1995, Richard-Allan Scientific Company, a subsidiary of the Company ("RASC"), entered into a consulting agreement with William U. Parfet, who became a director of the Company during fiscal 1997. The consulting agreement, which relates to the identification of opportunities for RASC and promotion of its products by Mr. Parfet, continues until June 7, 2000. During the first six (6) months of the term, Mr. Parfet was obligated to devote at least two (2) eight-hour days per month to performing his duties under the consulting agreement. During the remainder of the term, he is required to spend at least one (1) eight-hour day per month performing those duties. For his services, Mr. Parfet is paid $8,333 per month. RASC may terminate the consulting agreement prior to expiration of the term in the event Mr. Parfet breaches his obligations thereunder.

                         SHAREHOLDER RETURN COMPARISON

     The graph below sets forth the cumulative total shareholder return on Company Common Stock during the preceding five fiscal years, as compared to the returns of the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care Composite Index. The graph assumes that $100 was invested on September 30, 1992 in Company Common Stock and in each of the two Standard & Poor's indices, and that, as to such indices, dividends were reinvested. The Company has not, since its inception, paid any dividends on its Common Stock.


                              [1992-1997 GRAPH]

                    COMPARISON OF CUMULATIVE TOTAL RETURN

                                                     S&P HEALTH
                  PERIOD ENDING      SYBRON   S&P 500   CARE
                    9/92             100.00   100.00    100.00
                    3/93             122.97   109.63     94.09
                    9/93             150.68   113.01     91.21
                    3/94             172.97   111.25     86.09
                    9/94             186.49   117.18    105.61
                    3/95             194.60   128.57    118.56
                    9/95             217.57   152.04    142.30
                    3/96             264.87   169.85    164.19
                    9/96             313.51   182.96    189.45
                    3/97             300.00   203.53    207.52
                    9/97             464.19   256.97    257.51

                      COMPENSATION/STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation/Stock Option Committee of the Board of Directors (the "Committee") is responsible for analyzing and approving the Company's general compensation policies and for making specific compensation decisions with respect to the Company's executive officers. During fiscal 1997, the Committee was comprised of the individuals listed at the end of this Report, each of whom is an Outside Director.

COMPENSATION PHILOSOPHY

     The general philosophy of the Company's executive compensation program is to offer its key executives competitive compensation based both on the Company's performance and on the employee's individual contribution and performance. The Company's executive compensation policies are intended to motivate and reward highly qualified executives for long-term strategic management and the enhancement of shareholder value, support a performance-oriented environment that rewards achievement of internal Company goals which are designed to be consistent with the interests of shareholders, and attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     The Company's executive compensation program consists of three main components:

        - Base Salary

        - Annual Cash Bonus Incentives

        - Stock Incentives

BASE SALARY

     In September of each year, the Committee meets to consider and finalize executive officer base salaries for the following calendar year. In setting such salaries, the Committee considers competitive market data, the relevant impact of each executive's performance on the future growth and success of the Company, the complexity of the Company's businesses in which the executive is involved, the overall economic environment and such other factors as the Committee may deem relevant to the particular executive. With respect to the four executives who are the presidents of, and directly responsible for managing, the Company's principal operating subsidiaries, the Committee also considers the nature and complexity of each executive's subsidiary's operations, each executive's subsidiary's contribution to the Company in terms of sales volume and earnings, the nature and number of foreign operations for which the executive is responsible, and the relevant impact of the performance of the executive's operating subsidiary on the future growth and success of the Company.

     In light of the factors set forth above, when setting base salaries for calendar 1997 the Committee used as its reference point salaries in the 75th and 95th percentiles for executives in companies with sales volumes comparable to that of the Company or the relevant subsidiaries of the Company. The competitive market data examined by the Committee consisted of a linear regression analysis of survey data summarizing compensation information with respect to approximately 319 United States corporations having sales volumes between $82 million and $72 billion. This group of companies differs from the S&P Health Care Composite Index reflected in the Company's performance graph contained elsewhere in this Proxy Statement. The market survey, prepared by a national compensation consulting firm, synthesized information concerning a total of 17,587 executives in multiple industries. Because the consultant's industry survey which focused on executives in the health care field contained what both the Committee and the consultant believed to be a statistically insignificant sample, the Committee chose to utilize the broader survey described above.

     The Committee increased executive officers' base salaries for calendar year 1997 by an average of 8.9% (inclusive of grade level reclassifications for all executive officers except Mr. Yontz). The average increase for 1997 reflected in the survey data was 6.4%. The base salary paid to the Chief Executive Officer for fiscal year 1997 was $630,000 (which incorporates portions of his calendar year salaries for both 1996 and 1997), representing a 6.8% increase over fiscal year 1996. In setting Mr. Yontz's salary the Committee applied the same analysis as it did with respect to all other executive officers, as described above.

ANNUAL CASH BONUS INCENTIVES

     Annual cash bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. In 1994, the Committee redesigned the Company's executive compensation program to place a greater emphasis on performance based compensation and to improve the alignment of internal financial goals, year-over-year earnings growth, enhancement of shareholder value and executive incentives. The Senior Executive Incentive Compensation Plan (the "Incentive Plan"), which was initially approved by shareholders at the 1995 Annual Meeting, is a component of the redesigned program. The Incentive Plan became effective for the Company's 1995 fiscal year, replacing the previous annual incentive plan under which bonuses were dependent solely upon actual Company performance versus budgeted performance. The Incentive Plan has a budget component which preserves the benefits of the budget discipline, but also has an earnings growth component to provide a tangible, direct link between management incentives and the expectations of the investment community. There are minimum levels of financial performance set by the Committee for bonuses to be triggered, and individual awards depend upon salary grades and the extent to which the goals are exceeded. With respect to the budget component, a participant can earn up to 100% of his or her target award by attaining set working capital and operating income targets. With respect to the earnings growth component, once a minimum hurdle growth rate of 8% over the previous year's operating income is reached, a participant can earn an additional bonus amount dependent solely upon the actual rate of year-over-year earnings growth that is achieved. The Incentive Plan was amended during fiscal 1996 and such amendments were approved by the Company's shareholders at the 1997 Annual Meeting. The amendments, among other things, incorporated an individual maximum award limitation as described later in this report under the heading "Section 162(m)."

     An award under the Incentive Plan is calculated by multiplying the participant's target award by the applicable success factor. A participant's target award depends upon a percentage of base salary associated with the participant's salary grade. For those participants who work for one of the Company's operating subsidiaries, the success factor depends upon the financial performance of that subsidiary. For those participants who have overall corporate responsibilities, the success factor is based upon a weighted average of the financial performance of each subsidiary. Following is an explanation of the calculation of both the target award and the applicable success factor, along with an example of how an award under the Incentive Plan is calculated. Notwithstanding any provision to the contrary in the Incentive Plan, in no event shall an award to any participant exceed $2.8 million in any plan year.

     Target Award Calculation

     The target award for a participant in the Incentive Plan is a percentage of the participant's annual base salary as of the end of the year for which the award is payable, which percentage is based upon salary grade. The target awards range from 16% of base salary for a participant at executive salary grade 3 to 55% of base salary for a participant at executive salary grade 21. For example, an individual in executive salary grade 13, with a salary of $200,000, would have a target award of 39% of the participant's base salary, or $78,000. This amount would be multiplied by the applicable success factor to determine the participant's award under the Incentive Plan.

     Success Factor Calculation

     The success factor is calculated by totaling the percentages by which the actual performance with respect to certain financial measurement components exceeds the goals set forth for such components. If certain threshold results are not achieved, then the success factor will be 0% and no bonus will be paid. Certain of the components are subject to caps regardless of the level of performance.

     The financial measurement components of the success factor are as follows: actual operating income compared to budget (the "Budgeted Operating Income Component"), actual working capital ratio compared to budget (the "Budgeted Working Capital Ratio Component"), and growth in operating income over the prior year (the "Year-Over-Year Growth Component"). The performance threshold for both the Budgeted Operating Income Component and the Budgeted Working Capital Ratio Component is the achievement of at least 80% of the budgeted amount. Performance between 80% and 100% of the budgeted amount results in a proportionate credit to the success factor. No credit is given for performance over 100% of the budgeted amounts for these components. This limitation, combined with the weighting of the Budgeted Operating Income Component at 80% and the Budgeted Working Capital Ratio Component at 20%, means that the portion of the success factor attributable to these two components cannot exceed an aggregate of 100%.

     The performance threshold for the Year-Over-Year Growth Component is an 8% growth in operating income over the prior year. The credit to the success factor is 0% until 8% growth is achieved, at which level the credit to the success factor is 80%. At 10% growth, the credit to the success factor is 100%, and so on with a proportionate, linear increase in the credit to the success factor for growth beyond 10%. Earnings growth through acquisitions is encouraged by the Year-Over-Year Growth Component because earnings from acquisitions are included in operating income. However, operating income is adjusted to offset the imputed cost of funding the acquisition and the amortization of intangibles associated with the acquisition.

     Calculation of Incentive Award -- Example

     As stated above, an incentive award is calculated by multiplying a participant's target award by the applicable success factor. As an example, assume: (1) an executive officer participant who is an employee of a subsidiary of the Company with a salary of $200,000, at salary grade 13 (which corresponds to a target award of 39% of base salary); (2) for fiscal year 1997 the subsidiary achieves operating income of 105% of the amount budgeted and 90% of the budgeted working capital ratio; and (3) the subsidiary achieves operating income growth of 10% over the prior year's operating income.

     This participant's target award would be $78,000 (i.e., 39% of $200,000). The applicable success factor would be calculated as follows:

            -   Budgeted Operating Income Component (105% of budget, capped
                  at 100%, and weighted 80%)...............................   80%
            -   Budgeted Working Capital Ratio Component (90% of budget,
                  weighted 20%)............................................   18%
            -   Year-Over-Year Growth Component (10% growth equals a 100%
                  credit to the success factor)............................  100%
                                                                             ----
            -   Success factor (aggregate of all components)...............  198%

     The incentive award would be equal to $154,000, which is $78,000 (the target award) multiplied by 198% (the success factor).

     The Company's 1997 fiscal year was another excellent performance year. As a result, the Chief Executive Officer earned a fiscal year 1997 incentive award equal to 142% of his calendar year base salary calculated in accordance with the bonus formula described above. Other executive officers eligible under the Incentive Plan received fiscal 1997 awards ranging from 34% to 203% of their base salaries depending on their specific grade levels and the success factor applied to the individual subsidiary (or consolidated) financial performance results.

     In addition, during fiscal 1997 the Chief Executive Officer was paid the portion of his fiscal 1996 bonus ($479,823) that had been deferred by the Committee in fiscal 1996 because such portion was not eligible for deduction by the Company for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The Company's inability to deduct such amount resulted from the fact that a plan amendment placing a limitation on awards under the Incentive Plan had not yet been approved by the Company's shareholders. That approval was obtained at the 1997 Annual Meeting and, consequently, the Company believes that deductibility of the full amount of awards made pursuant to the Incentive Plan has been preserved.

STOCK INCENTIVES

     At their 1995 Annual Meeting, the Company's shareholders approved the Sybron International Corporation Amended and Restated 1993 Long-Term Incentive Plan (the "Stock Plan"), under which incentive stock options, non-qualified stock options and restricted stock could be granted to executive officers and other key employees of the Company. The Committee views stock-based compensation as a critical component of the Company's overall executive compensation program.

     The Stock Plan played a key role in the Committee's redesign of the Company's executive compensation program in 1994 to improve the alignment of internal financial goals, year-over-year earnings growth, enhancement of shareholder value and executive compensation. Pursuant to this program, in fiscal 1994 and 1995 the Committee granted nonqualified stock options to purchase a total of 2,000,000 shares of Company Common Stock to executive officers (after giving effect to the Company's 2-for-1 stock split on December 15, 1995), thus providing the executives an opportunity to realize significant gains should earnings growth and enhanced shareholder value be realized. As a corollary, the executive officers were rendered ineligible to receive option grants under the Company's broader annual grant program for key executives. As a result, other than one executive (not the CEO) who in fiscal 1996 received a special grant because of an increase in responsibilities resulting from the consolidation of certain businesses, no executive officers received stock option grants in fiscal 1996 or 1997.

     The Committee believes that the stock option grants to executive officers under its redesigned compensation program have been a major factor in driving shareholder value at the Company. Since the initial grants were made in 1994, the Company's total market value has risen from approximately $760 million to just over $2.0 billion at the end of fiscal 1997. During this period the Company successfully executed its growth strategy by consistently developing new products, expanding its world markets, and completing and integrating 39 acquisitions. Earnings have grown more than 20% per year, and the Company's Common Stock has outperformed both the S&P 500 and the S&P 500 Health Care indexes by wide margins.

     In order to sustain the forces that are driving shareholder value, and the vigor with which the executive officers pursue the Company's growth strategies, the Committee will consider granting to executive officers additional options to purchase up to an aggregate of 2,000,000 shares of Company Common Stock, in such amounts and to such executive officers as may be determined by the Committee from time to time. To accommodate these grants in fiscal 1998, and to accommodate continuance of the Company's practice of making annual incentive grants to other key employees, the Committee determined and recommended to the Board of Directors that the number of shares available for issuance under the Stock Plan should be increased by 2.4 million. The executive officers would continue to be ineligible to participate in the annual grant program. A further description of this proposal (and other amendments approved by the Board and proposed for shareholder approval at the 1998 Annual Meeting, including an amendment to take away the Committee's ability to issue restricted stock) is set forth under "Proposal to Amend the Sybron International Corporation Amended and Restated 1993 Long-Term Incentive Plan" included elsewhere in this Proxy Statement. The full text of the Stock Plan, as so amended, is attached as Exhibit A to this Proxy Statement.

     Typically, options granted under the Stock Plan vest in equal annual installments on each of the first four anniversaries following the grant date (provided the optionee is still an employee of the Company at that time and provided further that vesting is accelerated upon the optionee's death, disability or retirement). Such options are generally granted with an exercise price equal to the market value of the Company's Common Stock on the date of the grant, thus serving to focus the optionees' attention on managing the Company from the perspective of an owner with an equity stake in the business.

SECTION 162(M)

     Section 162(m) limits, to $1 million, the deductibility by a publicly-held corporation of compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation is not subject to the deduction limit if certain conditions are met. The Committee has taken the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy. One of the conditions is shareholder approval of the Company's performance-based compensation plans. The Company's shareholders have previously considered, voted upon and approved the Incentive Plan and the current version of the Stock Plan, and additional amendments to the Stock Plan have been proposed for shareholder approval at the 1998 Annual Meeting. Another of the conditions is inclusion in each performance-based compensation plan of a limitation on the maximum award available to each participant for each plan year. The Incentive Plan and the Stock Plan each contain such a limitation.

                      COMPENSATION/STOCK OPTION COMMITTEE

                            Robert B. Haas, Chairman
                                Thomas O. Hicks
                               Don H. Davis, Jr.
                               Richard W. Vieser

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table summarizes certain information for each of the last three fiscal years concerning the compensation awarded or paid to or earned by the Company's Chief Executive Officer and each of the Company's other five most highly compensated executive officers who were serving as executive officers at the end of fiscal 1997 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                             ---------------------------------
                                                                                     AWARDS            PAYOUTS
                                                                             -----------------------   -------
                                               ANNUAL COMPENSATION                        SECURITIES
                                       -----------------------------------   RESTRICTED   UNDERLYING
                                                              OTHER ANNUAL     STOCK       OPTIONS/     LTIP      ALL OTHER
      NAME AND PRINCIPAL               SALARY      BONUS      COMPENSATION    AWARD(S)       SARS      PAYOUTS   COMPENSATION
           POSITION             YEAR   ($)(1)     ($)(2)          ($)           ($)         (#)(3)       ($)        ($)(4)
      ------------------        ----   ------     ------      ------------   ----------   ----------   -------   ------------
Kenneth F. Yontz,.............  1997   630,000   1,387,983(5)  121,442(6)        0               0        0         4,750
  Chairman of the Board,        1996   590,000     318,777(5)   87,559(6)        0               0        0         3,664
  President and Chief           1995   551,250     554,400      73,996(6)        0         394,940        0         2,700
  Executive Officer
David T. Della Penta..........  1997   315,000     394,752      37,744(7)        0               0        0         5,129
  President and Chief           1996   287,500     411,840      37,624(7)        0          60,000        0         4,258
    Executive
  Officer of the Company's      1995   239,000      99,750      36,328(7)        0         176,260        0         2,399
  subsidiary, Nalge Nunc
  International Corporation
Frank H. Jellinek, Jr.........  1997   282,500     588,555      55,811(8)        0               0        0         4,071
  President of the Company's    1996   256,250     380,016      53,171(8)        0               0        0         3,664
  subsidiary, Erie Scientific   1995   242,000     204,477      49,060(8)        0         172,760        0         2,405
  Company
Floyd W. Pickrell, Jr.........  1997   336,250     389,425      38,702(9)        0               0        0         4,071
  President of the Company's    1996   321,250     299,000      26,625(9)        0               0        0         3,575
  subsidiary, Sybron Dental     1995   306,000     303,552      32,125(9)        0         218,680        0         2,376
  Specialties, Inc.
R. Jeffrey Harris.............  1997   241,250     265,482     36,818(10)        0               0        0         4,770
  Vice President -- General     1996   225,000     233,772     41,205(10)        0               0        0         3,964
  Counsel and Secretary         1995   206,063     147,420     28,068(10)        0         148,120        0         2,769
Dennis Brown..................  1997   241,250     265,482     46,834(11)        0               0        0         4,775
  Vice President -- Finance     1996   225,000     233,772     45,281(11)        0               0        0         4,131
  and Chief Financial Officer   1995   205,000     147,420     78,871(11)        0         148,120        0         3,049

---------------
 (1) The salary amounts set forth include amounts deferred at the named executive officer's option through contributions to the Sybron International Corporation Savings and Thrift Plan (the "Savings Plan").

 (2) Consists of bonuses earned pursuant to the Sybron International Corporation Senior Executive Incentive Compensation Plan, which amounts were either paid as soon as practicable following the beginning of the next fiscal year or deferred pursuant to the Sybron International Corporation Deferred Compensation Plan.

 (3) Consists entirely of stock options. The numbers of shares set forth herein have been adjusted to reflect the Company's 2-for-1 stock split on December 15, 1995.

 (4) Consists entirely of employer contributions to the Savings Plan allocated to the account of the named executive officer.

 (5) The total bonus earned by Mr. Yontz for fiscal 1996 was $798,600. A portion of this bonus was deferred by the Compensation/Stock Option Committee to the extent that the bonus exceeded the amount able to be deducted by the Company for federal income tax purposes in the 1996 taxable year. The amount deferred, which was paid during fiscal 1997, was $479,823, which amount is excluded from the 1996 bonus amount and included in the 1997 bonus amount in the table.

 (6) For 1997, includes $27,447 for executive life insurance (including tax gross-up payments), $31,912 for an executive car and related expenses (including tax gross-up payments), $9,211 for club memberships, $10,000 for financial planning services and $42,872 for personal use of Company aircraft. For 1996, includes $27,447 for executive life insurance (including tax gross-up payments), $25,223 for an executive car and related expenses (including tax gross-up payments), $9,748 for club memberships, $8,500 for financial planning services and $16,641 for personal use of Company aircraft. For 1995, includes $27,447 for executive life insurance (including tax gross-up payments), $24,130 for an executive car and related expenses (including tax gross-up payments), $9,219 for club memberships and $13,200 for financial planning services.

 (7) For 1997, includes $11,435 for executive life insurance (including tax gross-up payments), $22,845 for an executive car and related expenses (including tax gross-up payments) and $3,464 for club memberships. For 1996, includes $11,436 for executive life insurance (including tax gross-up payments), $22,268 for an executive car and related expenses (including tax gross-up payments) and $3,920 for club memberships. For 1995, includes $11,435 for executive life insurance (including tax gross-up payments), $20,742 for an executive car and related expenses (including tax gross-up payments), $3,901 for club memberships and $250 for financial planning services.

 (8) For 1997, includes $13,559 for executive life insurance (including tax gross-up payments), $22,915 for an executive car and related expenses (including tax gross-up payments), $13,250 for club memberships and $6,087 for personal use of Company aircraft. For 1996, includes $13,559 for executive life insurance (including tax gross-up payments), $31,073 for an executive car and related expenses (including tax gross-up payments), $5,200 for financial planning services and $3,339 for personal use of Company aircraft. For 1995, includes $13,559 for executive life insurance (including tax gross-up payments), $30,748 for an executive car and related expenses (including tax gross-up payments), $495 for an executive physical and $4,258 for financial planning services.

 (9) For 1997, includes $11,983 for executive life insurance (including tax gross-up payments), $18,069 for an executive car and related expenses (including tax gross-up payments), $3,780 for club memberships, $742 for an executive physical and $4,128 for personal use of Company aircraft. For 1996, includes $11,983 for executive life insurance (including tax gross-up payments), $12,539 for an executive car and related expenses (including tax gross-up payments) and $2,103 for club memberships. For 1995, includes $11,983 for executive life insurance (including tax gross-up payments), $12,925 for an executive car and related expenses (including tax gross-up payments), $6,769 for club memberships and $448 for an executive physical.

(10) For 1997, includes $6,374 for executive life insurance (including tax gross-up payments), $19,578 for an executive car and related expenses (including tax gross-up payments), $5,360 for club memberships, $4,000 for financial planning services and $1,506 for personal use of Company aircraft. For 1996, includes $6,374 for executive life insurance (including tax gross-up payments), $19,778 for an executive car and related expenses (including tax gross-up payments), $6,346 for club memberships, $7,429 for financial planning services and $1,278 for personal use of Company aircraft. For 1995, includes $6,374 for executive life insurance (including tax gross-up payments), $17,756 for an executive car and related expenses (including tax gross-up payments) and $3,938 for club memberships.

(11) For 1997, includes $18,833 for executive life insurance (including tax gross-up payments), $18,784 for an executive car and related expenses (including tax gross-up payments), $6,861 for club memberships, $850 for financial planning services and $1,506 for personal use of Company aircraft. For 1996, includes $18,833 for executive life insurance (including tax gross-up payments), $18,085 for an executive car and related expenses (including tax gross-up payments), $7,513 for club memberships and $850 for financial planning services. For 1995, includes $18,833 for executive life insurance (including tax gross-up payments), $16,163 for an executive car and related expenses (including tax gross-up payments), and $43,875 for club memberships.

STOCK OPTIONS


     The following table sets forth certain information concerning individual exercises of stock options by the named executive officers during fiscal 1997, including the number and value of options outstanding at the end of fiscal 1997 for each of the named executive officers. No option grants were made to the named executive officers during fiscal 1997.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS/SARS AT               OPTIONS/SARS AT
                                                               FISCAL YEAR-END(#)            FISCAL YEAR-END($)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   -----------   -----------   -------------   -----------   -------------
Kenneth F. Yontz.........      250,000        6,119,975      123,588        246,374       2,989,119      6,212,288
David T. Della Penta.....            0                0      171,715        177,320       4,342,433      4,262,356
Frank H. Jellinek,
  Jr. ...................       49,686          917,898       18,510        108,084         433,828      2,725,853
Floyd W. Pickrell,
  Jr. ...................      110,078        2,469,325       25,000        136,727         759,375      3,448,077
R. Jeffrey Harris........            0                0      139,255         92,155       3,622,107      2,323,257
Dennis Brown.............       25,000          735,155      291,475        131,759       7,910,568      3,412,601

---------------
(1) Consists entirely of stock options.

EMPLOYMENT CONTRACTS

     Mr. Yontz, Mr. Brown, Mr. Harris and certain officers of the Company's operating subsidiaries (Messrs. Pickrell, Jellinek, Della Penta and Randy A.
Hoff) have entered into employment contracts (the "Employment Contracts") with the Company. Each of the Employment Contracts, except for Mr. Hoff's, provided for an initial term which expired on December 31, 1993. The initial term of Mr. Hoff's employment contract expires on December 31, 1997. Each of the Employment Contracts provides that at the close of the initial term, and at the close of each two-year term thereafter, the contract is extended for a two-year period unless written notice of an intention not to renew the Employment Contract is given to the other party thereto by either the employee or the Company at least ninety days prior to the date the automatic extension otherwise would occur. Each of the Employment Contracts also provides that upon a Change in Control (as defined in the Employment Contract) the term shall automatically be extended for a two-year period ending on the second anniversary of the Change in Control. Pursuant to each of their respective Employment Contracts, these executive officers have agreed to serve in their respective executive officer capacities, and each is to devote his full time to the performance of his duties thereunder. The Employment Contracts of Messrs. Yontz, Brown, Harris, Pickrell, Jellinek, Della Penta and Hoff provide for 1997 base salaries of $640,000, $245,000, $245,000, $345,000, $290,000, $320,000 and $200,000, respectively, which base salaries are subject to annual merit increases at the discretion of the Compensation/Stock Option Committee. In addition, these executives are entitled to benefits customarily accorded executives of the Company and its subsidiaries, including participation in the Company's Senior Executive Incentive Compensation Plan. In the event of death or permanent disability, the executive, his beneficiaries or estate, as the case may be, will be entitled to continue to receive the executive's then current base salary for a period of twelve months following the termination of employment as a result of such event. In addition, each Employment Contract may be terminated at any time by the Board of Directors for Cause (as defined in the Employment Contract). Each of the Employment Contracts provides that if an event constituting a Change in Control shall have occurred, the executive officer is entitled to receive a severance payment equal to 2.99 times such officer's "Base Amount" as such term is defined under section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the

"Code"), upon the termination of his employment with the Company or its subsidiaries unless such termination is (i) because of death or retirement, (ii) by the Company or any of its subsidiaries for total disability or Cause, or
(iii) by such officer other than for Good Reason (as defined in the Employment Contract). The Company must require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume the Company's obligations pursuant to the Employment Contracts, and any failure to obtain such assumption shall entitle the executives to the same benefits they would receive if they terminated the Employment Contracts on the date of succession for Good Reason following a Change in Control. The Employment Contracts also subject the executives to confidentiality obligations and contain restrictions on their competing with, and soliciting clients and employees of, the Company for a period of one and three years, respectively, following termination of the Employment Contract.

PENSION BENEFIT PLANS

     Retirement Plan. The Company has a Retirement Security Plan (the "Retirement Plan") for certain U.S. employees who are not covered by a collective bargaining agreement, including its executive officers. The plan combines several prior pension plans of the Acquired Company and is a "career average" type plan. The benefit formula directly relates to annual salary, length of service and Social Security covered compensation. To the extent that pension benefits exceed the benefit limits and limits on covered compensation imposed by the Employee Retirement Income Security Act of 1974, as amended, the Company plans to make the appropriate payments under the unfunded pension plan described below as they become due. The total compensation covered by the Retirement Plan (including unfunded amounts) is the amount shown in the salary and bonus columns of the Summary Compensation Table.

     Annual pension benefits expected to be distributed upon retirement (normally at age 65) to most executive officers of the Company, including the named executive officers, are equal to the sum of past and future service benefit formulas. Past service benefit (for service prior to January 1, 1987) is an amount equal to the sum of (a) 0.0105 times the average annual pay for the employee's final three years, up to the Social Security covered compensation for 1987, plus (b) 0.015 times the average annual pay for the employee's final three years, in excess of the Social Security covered compensation in 1987, which sum is multiplied by the total number of years of credited service before January 1, 1987. The amount so calculated is reduced by the amount of any benefit the participant is eligible to receive from a prior pension plan or due to participation in any prior profit sharing plan. Future service benefit (for service since January 1, 1987) for credited service not in excess of 35 years is an amount equal to the sum of all future year annual benefits calculated for each year as 0.0105 times annual pay up to the Social Security covered compensation for that year, plus 0.015 times annual pay in excess of the Social Security covered compensation for that year. Future service benefit for credited service in excess of 35 years is an amount equal to 0.014 times a participant's annual salary for such year. The Company may from time to time move the past service formula to a more current date which would have the effect of increasing the amount of average compensation upon which benefits are calculated.

     The following table illustrates the projected annual pension benefits payable for life (without provision for survivor pension) from the Retirement Plan and, where applicable, the Unfunded Plan described below upon retirement at age 65 to executive officers named in the Summary Compensation Table.

                                                PROJECTED            ASSUMED        FULL YEARS OF
                  NAME OF                   ANNUAL RETIREMENT    ADDITIONAL YEARS   SERVICE AS OF
                INDIVIDUAL                  BENEFIT AT AGE 65*      OF SERVICE      SEPT. 30, 1996
                ----------                  ------------------   ----------------   --------------
Kenneth F. Yontz...........................      $417,282               12                11
David T. Della Penta.......................       226,662               16                27
Frank H. Jellinek, Jr......................       280,044               13                30
Floyd W. Pickrell, Jr......................       214,673               14                24
R. Jeffrey Harris..........................       209,510               23                12
Dennis Brown...............................       135,762               16                 4

---------------
* Assumes no salary increases.

     As of December 31, 1985, the Acquired Company had purchased annuities to cover past service benefits for all employees covered under the Salaried Pension Plan of the Acquired Company through such date.

     Unfunded Pension Plan. The Company currently maintains an unfunded, non-qualified retirement plan providing benefits to employees of the Company in excess of the limitations set forth under section 415 of the Code (the "Unfunded Plan"). The individuals named in the Summary Compensation Table and executives as a group are eligible to participate in the Unfunded Plan.

     Under the Unfunded Plan, benefits are paid from general assets of the Company. Participants are entitled to a monthly benefit upon their retirement equal to the actuarial value of the benefit that would be payable to the participant if the provisions of the Retirement Plan dealing with limits on pensions pursuant to Code section 415 were inapplicable.

     The compensation covered by the Unfunded Plan includes salary, bonus, and deferred compensation payable to the participant for services rendered. The compensation in the salary and bonus columns of the Summary Compensation Table, above, includes each of these elements. For Mr. Yontz, the benefit was calculated using his calendar year base salary of $640,000 and the bonus earned for fiscal 1997 of $908,160 (which does not include the bonus payment of $479,823 made in fiscal 1997 which was deferred from fiscal 1996). Benefits under the Unfunded Plan are computed on a straight-life annuity basis, and are subject to an offset of the actuarial value of benefits payable to participants under the terms of the Retirement Plan.

             PROPOSAL TO AMEND THE SYBRON INTERNATIONAL CORPORATION
               AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE PLAN

     On September 8, 1992 the Company's Board of Directors adopted the 1993 Long-Term Incentive Plan (the "Stock Plan") in order to provide flexibility to the Company in its efforts to attract, motivate and retain the services of employees with outstanding ability, competence and potential, to promote the success and enhance the value of the Company by linking the personal interests of such employees with those of the Company's shareholders, and to provide such employees with an incentive for outstanding performance. The Stock Plan was subsequently approved by the Company's shareholders at the 1993 Annual Meeting. In fiscal 1994, the Compensation/Stock Option Committee of the Company's Board of Directors (the "Committee") redesigned the Company's executive compensation program to place a greater emphasis on performance based compensation and to improve the alignment of internal financial goals, year-over-year earnings growth, enhancement of shareholder value and executive incentives. Among other things, the Committee amended the Stock Plan (as so amended, the "Plan"), which amendments were approved by the Company's shareholders at the 1995 Annual Meeting. The main purpose of those amendments was to increase the number of shares available for issuance pursuant to the Plan in order to create the opportunity for significant option grants to senior executives, thereby providing those senior executives with the ability to realize significant gains in the future should earnings growth and stock price expectations be realized. As of the December 1, 1997 record date, there were 5,000,000 shares authorized for issuance pursuant to the Plan, of which 1,187,298 shares have been issued, 3,268,962 shares are subject to outstanding options and 543,740 shares were available for additional grants. All pre-December 15, 1995 numbers set forth herein have been adjusted to reflect the Company's 2-for-1 stock split which occurred on that day. On December 1, 1997, the closing price of Company Common Stock on the New York Stock Exchange was $44.8125.

     As part of its continuing evaluation of the appropriateness and adequacy of the Company's executive compensation program, the Committee determined in fiscal 1997 that the number of shares available for issuance under the Plan should be increased in order to enhance the Committee's ability to use stock incentives to motivate key Company employees, as described in greater detail in the "Compensation/Stock Option Committee Report on Executive Compensation" included elsewhere in this Proxy Statement. Accordingly, the Committee recommended and, on December 12, 1997 the Board of Directors approved, amendments to the Plan increasing the number of shares available for issuance by 2,400,000 and making certain other changes, as described in detail under "Proposed Amendments" below, to delete the Plan's provisions authorizing grants of restricted stock and to reflect recent developments in tax and securities laws. These amendments are subject to approval by the Company's shareholders at the 1998 Annual Meeting. The

Board of Directors unanimously recommends that shareholders vote FOR approval of these amendments. The affirmative vote of a majority of the votes cast thereon is required for approval of the amendments provided that the total vote cast on the amendments represents over 50% of the shares entitled to vote on the proposal. A copy of the full text of the Plan, as amended, is attached as Exhibit A to this proxy statement. The principal features of the Plan, including the proposed amendments, are summarized below. Such summary is qualified in its entirety by reference to the terms of the Plan as set forth in Exhibit A.

PRINCIPAL TERMS OF THE PLAN

     General. Under the current version of the Plan, Incentive Stock Options and Nonqualified Stock Options (as such terms are defined below) as well as shares of restricted stock may be granted to any full-time, non-union employee of the Company or any of its subsidiaries, including any employee who is a member of the Board of Directors, but excluding any director who is not an employee of the Company or any of its subsidiaries (an "Employee"). There are currently approximately 275 Employees eligible to participate in the Plan. In recognition of concerns expressed generally by institutional investors relative to restricted stock plans, and because the Company has never granted nor does it have any present intention to grant restricted stock, one of the amendments being proposed for shareholder approval would delete all of the Plan's provisions relating to restricted stock so that the Plan will provide only for the grant of stock options.

     Currently, the total number of shares of Common Stock of the Company ("Shares") authorized for issuance under the Plan (an "Award") is 5,000,000; however, a total of 4,456,260 Shares have been issued or are subject to outstanding options, so only 543,740 of such Shares remain available for the granting of additional Awards under the Plan. If the proposed amendments are approved, an additional 2,400,000 Shares will be available for future Awards (which number shall be subject to adjustment in the event of certain corporate reorganizations, liquidation, stock dividends, stock splits, share combinations, or other changes in the corporate structure of the Company affecting the Shares).

     Shares available for an Award under the Plan may be either authorized but unissued or reacquired Shares. If any Award is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award shall again be available under the Plan, subject to such rules and regulations as may be promulgated by the Committee with respect thereto.

     The Plan first became effective on October 1, 1992 (the "Effective Date"), and will remain in effect, subject to the right of the Board of Directors to terminate the Plan, until all Shares subject to the Plan have been purchased or acquired. In no event, however, may a grant be made under the Plan on or after the tenth anniversary of the Effective Date.

     The Plan is administered by the Committee, the members of which must at all times qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). As currently drafted, the Plan also requires the Committee members to qualify as "disinterested administrators" pursuant to Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requirement was designed to ensure the availability of an exemption for Plan transactions from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. Rule 16b-3 was amended effective November 1997 to replace the concept of "disinterested administrators" with one dependent on the "outside director" status of the Committee members. Accordingly, one of the amendments proposed for shareholder approval at the 1998 Annual Meeting is intended to conform the Plan requirement to the new Rule 16b-3 formulation and to provide that the failure of Committee members to qualify as a "non-employee director" or an "outside director" will not affect the validity of Awards made or other actions taken by the Committee in accordance with the provisions of the Plan.

     The Committee presently is comprised of Messrs. Haas, Hicks, Davis and Vieser. The Committee has authority to determine the size, the recipients and the terms and conditions of Awards under the Plan, and to establish rules and regulations for the Plan's administration. With the approval of the Board, the Committee may, at any time, terminate, amend or modify the Plan; provided that such amendment, modification or termination will require the approval of the shareholders of the Company if such approval is required by any national securities exchange or system on which the Shares are then listed or reported or by a regulatory body having jurisdiction with respect thereto.

     Stock Options. Stock options ("Options") may be granted to Employees at any time as determined by the Committee. The Committee has discretion in determining the number of Shares subject to any Options granted; provided, however, that the number of Options that may be awarded to any Employee during any fiscal year is limited to 1,000,000. Options granted under the Plan may be either "Incentive Stock Options" under Section 422 of the Code, or options that are not intended to qualify as Incentive Stock Options ("Non-Qualified Stock Options").

     The exercise price of an Option granted under the Plan is determined by the Committee; provided, that in the case of an Incentive Stock Option, the exercise price may not be less than 100% of the Fair Market Value (as defined in the Plan) of the underlying Common Stock on the date of grant; and provided further that in the case of a Non-Qualified Stock Option, the Plan currently provides that the exercise price may not be less than 85% of the Fair Market Value of the underlying Common Stock on the date of grant. One of the amendments proposed for shareholder approval at the 1998 Annual Meeting would require that Non-Qualified Stock Options be granted with an exercise price not less than 100% of Fair Market Value as well. Options granted under the Plan may be exercisable at such times and subject to such restrictions and conditions as the Committee in each instance approves, but no Option granted under the Plan may be exercisable prior to six months following the date of its grant or later than the tenth anniversary date of its grant. Options may be exercised by the delivery of written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the exercise price. The exercise price may be paid either (i) in cash,
(ii) with the Committee's consent, by tendering previously acquired Shares held for at least six months and having a fair market value at the time of exercise equal to the full exercise price, or (iii) in any combination of the foregoing. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board's Regulation T, or by any other means the Committee determines to be consistent with the Plan's purpose. Special provisions are contained in the Plan covering termination of employment, death or disability of any Employee who has outstanding an Option granted under the Plan (a "Participant"), as well as the occurrence of a Change of Control (as defined) of the Company. All Options are exercisable only by the Participant during the lifetime of such Participant and Options granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. However, the Committee has the discretion to waive the transferability restriction described above.

PROPOSED AMENDMENTS

     The Board of Directors of the Company has approved amendments to the Plan to: (1) increase the number of Shares authorized for issuance pursuant to the Plan by 2,400,000; (2) provide it is intended that the members of the Committee charged with administering the Plan qualify as "non-employee directors" as defined in Rule 16b-3 as well as "outside directors" for purposes of Code
Section 162(m); (3) revise the share withholding provisions relating to tax withholding requirements to delete restrictions no longer required by Rule 16b-3; (4) require Non-Qualified Stock Options to be granted with an exercise price not less than 100% of Fair Market Value at the time of grant; and (5) delete all provisions of the Plan relating to restricted stock. Accordingly, the Board of Directors has directed Company management to seek shareholder approval of the following resolutions, which embody the amendments described above, at the 1998 Annual Meeting of Shareholders.

     RESOLVED, that the second paragraph of Section 3.1 of the Plan be deleted and the following be inserted in its place:

     It is intended that the Committee members shall, at all times, qualify as "non-employee directors" pursuant to Rule 16b-3 under the Exchange Act and as "outside directors" pursuant to the requirements of Section 162(m) of the Code. However, the failure to so qualify shall not affect the validity of any Awards made or other actions taken by the Committee in accordance with the provisions of the Plan. If for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and
     Section 162(m).

     FURTHER RESOLVED, that Section 4.1 of the Plan be deleted and the following be inserted in its place:

     Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for issuance under the Plan is 7,400,000 (as adjusted to reflect the 1995 two-for-one stock split and the addition of 2,400,000 authorized shares in 1998). These Shares may be either authorized but unissued or reacquired Shares. The maximum number of Shares which may be covered by Awards issued to any Employee may not exceed 1,000,000 Shares during any fiscal year.

     FURTHER RESOLVED, that Section 6.3 of the Plan be deleted and the following be inserted in its place:

     Option Price. The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

     FURTHER RESOLVED, that Section 10.2 of the Plan be deleted and the following be inserted in its place:

     Share Withholding. With respect to tax withholding required upon the exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum marginal total tax which could be imposed on the transaction. All elections should be irrevocable, made in writing and signed by the Participant.

     FURTHER RESOLVED, that Article 7 of the Plan, relating to Awards of restricted stock, as well as all references in the Plan to such Article 7 or any of its provisions be deleted in their entirety, that the remaining Articles 8 through 12 be renumbered as Articles 7 through 11, and that all corresponding cross-references in the Plan be corrected.

FEDERAL TAX CONSEQUENCES OF THE STOCK OPTIONS

     A Participant realizes no taxable income at the time an Option is granted under the Plan. With regard to Incentive Stock Options, no income is recognized by a Participant upon transfer to him of Shares pursuant to his exercise of an Incentive Stock Option. In order to avail himself of this tax benefit, the Participant must make no disposition of the Shares so received before he has held such Shares for at least one year and at least two years have passed since he was granted the Option. Assuming compliance with this and other applicable tax provisions, a Participant will realize long-term capital gain or loss when he disposes of his Shares, measured by the difference between the exercise price and the amount received for the Shares at the time of disposition. If the Participant disposes of Shares acquired by exercise of the Option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of (a) the fair market value of the Shares on the date the Option was exercised, or (b) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of the fair market value on the date of exercise is treated as long- or short-term capital gain, depending upon the holding period of the Shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the Shares. For purposes of the alternative minimum tax, the Participant shall recognize income upon the transfer of Shares to him pursuant to the exercise of the Incentive Stock Option in an amount equal to the difference between the fair market value of the Shares and the exercise price.

     With regard to Non-Qualified Stock Options, ordinary income generally is realized by the Participant at the time of his exercise of an Option, except with respect to Shares that are not vested on the date of the exercise of the Option ("Nonvested Shares"), if any. The amount of income is generally equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. Tax withholding is required on such income. When a Participant disposes of Shares acquired upon the exercise of the Option, any amount received in excess of the fair market value of the Shares on the date of exercise will be treated as long- or short-term capital gain, depending upon the holding period of the Shares, and if the amount received is less than the fair market value of the Shares on the date of exercise, the loss will be treated as long-or short-term capital loss, depending upon the holding period of the Shares.

     If the Participant pays the exercise price of an Option by tendering other Shares then owned by the Participant, the difference between the fair market value and adjusted basis of the tendered Shares will not produce a taxable gain or loss to the Participant; however, the Participant's tax basis for an equal number of acquired Shares will be the same as the Participant's tax basis for the tendered Shares. The remaining acquired Shares will have an original tax basis equal to the sum of the amount paid in cash, if any, plus any amount that the Optionee is required to recognize as income as a result of the exercise of the Option.

     Special rules may apply to the exercise of Options by Participants who are subject to Section 16(b) of the Exchange Act. While the exercise of an Option will not be a purchase of a security for purposes of Section 16(b) of the Exchange Act provided such Option is in-the-money, a Participant may nonetheless be subject to Section 16(b) of the Exchange Act with respect to the sale of Shares acquired upon the exercise of such Option if the Participant has purchased or purchases other Shares within six months before or after such sale. In that case, if the exercised Option was a Non-Qualified Stock Option the Shares received upon exercise of such Option may be treated as restricted property subject to a substantial risk of forfeiture (i.e., Nonvested Shares) for purposes of Section 83 of the Code until such Shares are no longer subject to Section 16(b) of the Exchange Act for purposes of Section 83(b) of the Code. Unless the Participant makes a Section 83(b) election, the Participant will be required to recognize ordinary income as of the date such Shares are no longer subject to Section 16(b) of the Exchange Act for purposes of Section 83(b) of the Code (i.e., up to six months after the date on which the Shares are acquired) in the amount by which the fair market value of the Common Stock at such later date exceeds the option exercise price. Under Section 83(b), the Participant may elect to recognize income as of the date the option is exercised in an amount equal to the excess of the fair market value of the Shares acquired on such date (determined without regard to Section 16(b) restrictions) over the exercise price.

     No deduction will be allowed to the Company for federal income tax purposes at the time of the grant or exercise of any Incentive Stock Option. At the time of a disqualifying disposition by a Participant, the Company will be entitled to a deduction for the amount taxable to the Participant as ordinary income. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Employee is considered to have realized ordinary income in connection with the exercise of a Non-Qualified Stock Option, assuming compliance with required federal tax withholding and the requirements of Section 162 of the Code.

     The foregoing discussion is based upon presently applicable provisions of the federal income tax laws, and thus is subject to change if and when such laws change.

NEW PLAN BENEFITS

     The number of Awards to be made pursuant to the Plan as amended is subject to the discretion of the Committee and therefore cannot be determined with certainty at this time. However, the Company anticipates that the Committee will continue its annual grant program in a manner consistent with past practice. If so, Awards covering approximately 200,000 Shares would be made to non-executive officer employees during fiscal 1998. Furthermore, the Committee has indicated that it will consider granting Awards covering up to 2,000,000 Shares to executive officers during fiscal 1998 for the reasons stated in the "Compensation/Stock Option Committee Report on Executive Compensation" included elsewhere in this Proxy Statement, provided the proposed Plan amendments are approved by shareholders at the 1998 Annual Meeting. The number of Shares to be covered by each such Award has not yet been determined. By the terms of the Plan, no Awards may be made to non-executive officer directors of the Company.

               PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF
                        SYBRON INTERNATIONAL CORPORATION

     On December 12, 1997, the Board of Directors of the Company determined that it was necessary and in the best interests of the Company and its shareholders to amend the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock. Accordingly, the Board of Directors has proposed an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock from 110,000,000 to 250,000,000 for submission to the Company's shareholders at the 1998 Annual Meeting. Although the current authorization is sufficient to meet all presently known requirements, the Board of Directors believes that it is desirable for the Company to have the flexibility to issue a substantial number of shares of Common Stock without further shareholder action (although in certain situations the rules of the New York Stock Exchange would require shareholder approval if the issuance involved a number of shares equal to or in excess of 20% of the number of shares then outstanding). In particular, the Board is considering the implementation of a 2-for-1 stock split which would use up a significant portion of the current number of authorized but unissued shares. The availability of additional shares would enhance the Company's ability to engage in future acquisitions and to issue shares for other proper corporate purposes, including possible capital-raising transactions and issuances pursuant to the Company's stock plans.

     As of the December 1, 1997 record date, there were 48,175,503 shares of Common Stock outstanding and 4,116,476 shares were reserved for issuance in connection with various stock plans. If a 2-for-1 stock split had been declared and all currently outstanding exercisable options had been exercised, there would have been approximately 100,000,000 shares of Common Stock outstanding on the record date, leaving only approximately 10,000,000 shares for the types of actions cited above. Although the Company has no present plans or commitments to issue additional shares of Common Stock in amounts that would exceed the Company's current authorized share limit, an increase in authorization to 250,000,000 shares would accommodate the need for such issuances with respect to possible acquisition transactions, stock offerings, additional future stock splits and other corporate purposes. Holders of Common Stock do not have preemptive rights to subscribe for or purchase any part of any such new or additional Common Stock issuances. While the Company has no current intention of issuing additional shares of Common Stock as an anti-takeover defense, an issuance could be used to create impediments to or otherwise discourage persons attempting to gain control of the Company (through dilutive offerings or otherwise).

     Assuming the increased authorization is approved by the shareholders at the Annual Meeting, the Board of Directors anticipates declaring a 2-for-1 stock split at its regular meeting following the Annual Meeting. Accordingly, the Board of Directors has directed Company management to seek approval of the following resolution, which embodies an amendment to the Company's Articles of Incorporation effecting the increased authorization:

     RESOLVED, that the first paragraph of Article IV of the Corporation's Articles of Incorporation be amended to read it its entirety as follows:

    "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Two Hundred Seventy Million (270,000,000) shares, consisting of Two Hundred Fifty Million (250,000,000) shares of a class designated as 'Common Stock' having a par value of $0.01 per share and Twenty Million (20,000,000) shares of a class designated as 'Preferred Stock' having a par value of $0.01 per share."

     The rest of Article IV, which sets forth certain rights of the Common Stock and provides for the issuance of the Preferred Stock in series with rights, preferences and terms determined by the Board of Directors, will remain unchanged.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AS BEING NECESSARY AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and any persons who beneficially own more than 10% of the Company's Common Stock are required to report their initial ownership of Company Common Stock and subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal 1997. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 1997, except that an initial form required to be filed within ten days of Mr. Parfet's election as a director was inadvertently filed late.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Acting on the recommendation of the Audit Committee, the Board of Directors has selected the public accounting firm of KPMG Peat Marwick LLP as its independent auditors for the current fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of KPMG Peat Marwick LLP if desired.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1999 Annual Meeting of Shareholders of the Company must be received no later than September 1, 1998 at the Company's principal executive offices, 411 East Wisconsin Avenue, 24th Floor, Milwaukee, Wisconsin 53202, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under the Securities and Exchange Commission's proxy rules. Under the Company's Bylaws, written notice of shareholder proposals for the 1999 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year's annual meeting proxy material must be received no later than November 30, 1998 and no earlier than November 1, 1998 at such offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company's Bylaws.

     The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

                                            harris sig

                                            R. JEFFREY HARRIS
                                            Secretary
December 30, 1997

     A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 HAS BEEN PROVIDED WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST OF SUCH SHAREHOLDER, AN ADDITIONAL COPY OF SUCH ANNUAL REPORT. SUCH REQUESTS SHOULD BE ADDRESSED TO TRICIA MINTZLAFF, SYBRON INTERNATIONAL CORPORATION, 411 EAST WISCONSIN AVENUE, 24TH FLOOR, MILWAUKEE, WISCONSIN 53202.

                                                                       EXHIBIT A

                        SYBRON INTERNATIONAL CORPORATION
               AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE PLAN

                            (AS AMENDED AND RESTATED
                           THROUGH JANUARY 30, 1998)

                        SYBRON INTERNATIONAL CORPORATION
               AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

ARTICLE   SECTION                                                                  PAGE
-------   -------                                                                  ----
    1               ESTABLISHMENT, PURPOSE AND DURATION
            1.1     Establishment of the Plan...................................    A-1
            1.2     Purpose of the Plan.........................................    A-1
            1.3     Duration of the Plan........................................    A-1
    2               DEFINITIONS.................................................    A-1
    3               ADMINISTRATION
            3.1     The Committee...............................................    A-3
            3.2     Authority of the Committee..................................    A-3
            3.3     Decisions Binding...........................................    A-3
    4               SHARES SUBJECT TO THE PLAN
            4.1     Number of Shares............................................    A-3
            4.2     Lapsed Awards...............................................    A-4
            4.3     Adjustments in Authorized Shares............................    A-4
    5               ELIGIBILITY AND PARTICIPATION
            5.1     Eligibility.................................................    A-4
            5.2     Actual Participation........................................    A-4
    6               STOCK OPTIONS
            6.1     Grant of Options............................................    A-4
            6.2     Award Agreement.............................................    A-4
            6.3     Option Price................................................    A-4
            6.4     Duration of Options.........................................    A-4
            6.5     Exercise of Options.........................................    A-4
            6.6     Payment.....................................................    A-4
            6.7     Restrictions on Share Transferability.......................    A-5
            6.8     Termination of Employment...................................    A-5
            6.9     Termination for Cause.......................................    A-5
           6.10     Nontransferability of Options...............................    A-5
    7               CHANGE IN CONTROL...........................................    A-5
    8               AMENDMENT, MODIFICATION, & TERMINATION
            8.1     Amendment, Modification, and Termination....................    A-6
            8.2     Awards Previously Granted...................................    A-6
    9               WITHHOLDING
            9.1     Tax Withholding.............................................    A-6
            9.2     Share Withholding...........................................    A-6
   10               BENEFICIARY DESIGNATION.....................................    A-6
   11               MISCELLANEOUS
           11.1     Employment..................................................    A-6
           11.2     Participation...............................................    A-6
           11.3     Indemnification.............................................    A-6
           11.4     Successors..................................................    A-7
           11.5     Gender and Number...........................................    A-7
           11.6     Severability................................................    A-7
           11.7     Requirements of Law.........................................    A-7
           11.8     Securities Law Compliance...................................    A-7
           11.9     Governing Law...............................................    A-7

                        SYBRON INTERNATIONAL CORPORATION
               AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1

                      ESTABLISHMENT, PURPOSE AND DURATION

     1.1 Establishment of the Plan. Sybron International Corporation, a Wisconsin corporation and successor by merger to Sybron Corporation, a Delaware corporation (the "Company"), hereby amends and restates its Amended and Restated 1993 Long-Term Incentive Plan, such amended and restated plan to be continued to be known as the "Sybron International Corporation Amended and Restated 1993 Long-Term Incentive Plan" (the "Plan"). The Plan permits the granting of Incentive Stock Options and Nonqualified Stock Options to Employees of the Company.

     The Plan first became effective as of October 1, 1992 (the "Effective Date") and was amended at the 1995 Annual Meeting of Shareholders. Upon approval by the Company's shareholders at the Company's 1998 Annual Meeting of Shareholders, the amendments to the Plan described in the Company's 1998 Annual Meeting Proxy Statement shall become effective and the Plan shall remain in effect as provided in Section 1.3 herein.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

     1.3 Duration of the Plan. The Plan commenced on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 8 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.

                                   ARTICLE 2

                                  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options.

          (b) "Award Agreement" means an agreement entered into by the Company and each Participant, as described in Section 6.2 herein.

          (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          (d) "Board" or "Board of Directors" means the Board of Directors of the Company.

          (e) "Cause" means fraud, dishonesty, competition with the Company, unauthorized use of the Company's trade secrets or confidential information, or continued gross neglect by the Employee of the duties assigned to him or her by the Board (if such neglect continues for thirty
     (30) days after notice by the Board to the Employee specifying the duties being neglected by Employee).

          (f) "Change in Control" of the Company shall be deemed to have occurred if (A) other than as a result of a transaction described in (C)(x) below, any Person, other than DLJ Capital Corporation

     (which for this purpose includes any trustee of a voting trust for the benefit of DLJ Capital Corporation with respect to the securities held by such voting trustee for the benefit of DLJ Capital Corporation), Thomas O. Hicks, Robert B. Haas or their respective affiliates (collectively, the "Designated Holders"), shall become the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more the combined voting power of the Company's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constituted the Board and any new Director whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute a majority of the Board; (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than a Designated Holder) acquires more than 25% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation; or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (g) "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

          (i) "Company" means Sybron International Corporation, a Wisconsin corporation and successor by merger to Sybron Corporation, a Delaware corporation, and, with respect to Participants or Employees, any and all Subsidiaries, or any successor thereto as provided in Section 11.4 herein.

          (j) "Director" means any individual who is a member of the Board of Directors of the Company.

          (k) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

          (l) "Employee" means any full-time, nonunion employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

          (o) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

          (p) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

          (q) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

          (r) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

          (s) "Participant" means an Employee of the Company who has outstanding an Option granted under the Plan.

          (t) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          (u) "Retirement" shall have the meaning ascribed to such term in the tax-qualified retirement plan of the Company.

          (v) "Shares" means the shares of common stock of the Company.

          (w) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50 percent of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50 percent of the combined equity thereof.

                                   ARTICLE 3

                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Compensation/Stock Option Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     It is intended that the Committee members shall, at all times, qualify as "non-employee directors" pursuant to Rule 16b-3 under the Exchange Act and as "outside directors" pursuant to the requirements of Section 162(m) of the Code. However, the failure to so qualify shall not affect the validity of any Awards made or other actions taken by the Committee in accordance with the provisions of the Plan. If for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and Section 162(m).

     3.2 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size of grants of Awards; to determine the terms and conditions of such Award grants in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders and resolutions of the Board of Directors, shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

                                   ARTICLE 4

                           SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for issuance under the Plan is 7,400,000 (as adjusted to reflect the 1995 two-for-one stock split and the addition of 2,400,000 authorized shares in 1998). These Shares may be either authorized but unissued or reacquired Shares. The maximum number of Shares which may be covered by Awards issued to any Employee may not exceed 1,000,000 Shares during any fiscal year.

     4.2 Lapsed Awards. If any Award granted under the Plan is canceled, terminates, expires, or lapses for any reason, then, subject to such rules and regulations as may be promulgated by the Committee with respect thereto, any Shares subject to such Award may again be available for the grant of any Award under the Plan.

     4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award granted shall always be a whole number.

                                   ARTICLE 5

                         ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in the Plan include all Employees of the Company, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted, and shall determine the nature and amount of each Award grant.

                                   ARTICLE 6

                                 STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under the Code provisions of
Section 422.

     6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, in no event may any Option granted under this Plan become exercisable prior to six (6) months following the date of its grant.

     6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) with the Committee's consent, by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) with the Committee's consent, by a combination of (a) and (b).

     The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment. If the employment of a Participant shall terminate for any reason other than Cause, all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate; and provided that the maximum exercise period which may be permitted following employment termination is the shorter of: (i) one (1) year; or (ii) the scheduled expiration date of the Option.

     Options which are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending (a) one (1) year following such date in the case of termination by reason of Death, Disability, or Retirement; an (b) three (3) months following such date in the case of termination for any other reason (and other than for Cause).

     6.9 Termination for Cause. If the employment of a Participant shall terminate for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company, and no additional exercise period shall be allowed, regardless of the vested status of the Options.

     6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that the Committee shall have discretion to waive this restriction, in whole or in part, so long as any such waiver is permitted in a plan exempt from short-swing profit liability pursuant to Rule 16b-3 under the Exchange Act.

                                   ARTICLE 7

                               CHANGE IN CONTROL

     Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Section 11.7 herein, any and all Options granted hereunder shall become immediately exercisable, and shall remain as such for the duration of their term. In addition, subject to Article 8 herein, the Committee shall have the authority to make any modifications to Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

                                   ARTICLE 8

                    AMENDMENT, MODIFICATION, AND TERMINATION

     8.1 Amendment, Modification and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, no such amendment, modification, or termination of the Plan may be made without the approval of the stockholders of the Company, if such approval is required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect thereto.

     8.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any material manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                                   ARTICLE 9

                                  WITHHOLDING

     9.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, lapsing of restrictions, or payment made under or as a result of the Plan.

     9.2 Share Withholding. With respect to tax withholding required upon the exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum marginal total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

                                   ARTICLE 10

                            BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) who shall be entitled to exercise his or her vested Options in the event of his or her death before he or she exercises all vested Options. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Human Resource Department of the Company during the Participant's lifetime. In the absence of any such designation, vested Options which have not been exercised prior to the Participant's death may be exercised by the administrator of the Participant's estate.

                                   ARTICLE 11

                                 MISCELLANEOUS

     11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     11.2 Participation. No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

     11.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     11.4 Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     11.5 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     11.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.7 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.8 Securities Law Compliance. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     11.9 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Company's state of incorporation.

                        SYBRON INTERNATIONAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P        Kenneth F. Yontz, Dennis Brown and R. Jeffrey Harris, or any of them, with power of substitution to each, are hereby authorized to represent the
R   undersigned at the Annual Meeting of Shareholders of Sybron International
    Corporation to be held in Rancho Mirage, California, on Friday, January 30,
O   1998, at 10:00 a.m., Pacific Standard Time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on the
X   matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting and any and
Y   all adjournments thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

         TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN AND DATE THIS CARD IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

      CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                SEE REVERSE SIDE

                                                                PRELIMINARY COPY

[X]   Please mark
      votes as in
      this example.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" (1) ELECTION OF DIRECTORS,
    (2) AMENDMENT OF THE SYBRON INTERNATIONAL CORPORATION AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE PLAN, AND (3) AMENDMENT OF THE SYBRON INTERNATIONAL CORPORATION ARTICLES OF INCORPORATION. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" EACH OF THESE MATTERS.


1. ELECTION OF DIRECTORS:                             3. To amend the Sybron International Corporation
                                                         Articles of Incorporation.
Nominees: Kenneth F. Yontz, Joe L. Roby
  and William U. Parfet                                  FOR    AGAINST    ABSTAIN
                                                         [ ]     [ ]        [ ]
[ ] FOR ALL                  [ ] WITHHELD
    NOMINEES                     FROM ALL
                                 NOMINEES
[ ] __________________________________________
    For all nominees except as noted above            MARK HERE FOR         [ ]
                                                      ADDRESS CHANGE AND
                                                      NOTE AT LEFT
2. To amend the Sybron International Corporation
Amended and Restated 1993 Long-Term Incentive Plan.
                                                        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                        CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
For    Against    Abstain
[ ]    [ ]        [ ]                                   Please sign your name as it appears hereon.  Joint
                                                        owners should each sign. Executors, administrators,
                                                        trustees, etc., should give full title as such. If the
                                                        signer is a corporation, please sign full corporate
                                                        name by duly authorized officer.

Signature:______________________ Date:_____________   Signature:______________________ Date:_____________